SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2010

(Exact name of registrant as specified in its charter)

UNION BANKSHARES, INC.

(State or other jurisdiction of incorporation) Vermont	(Commission File Number) 001-15985	(IRS Employer Identification Number) 03-0283552

(Address of principal executive offices) 20 Main St., P.O. Box 667 Morrisville, VT	(Zip Code) 05661-0667

Registrant’s telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)

Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 2.02 and in Exhibit 99.1 hereto shall not be deemed filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.

On July 21, 2010, Union Bankshares, Inc. issued a press release, a copy of which is furnished with this Form 8-K as Exhibit 99.1, announcing net income and net income per share for the second quarter ended June 30, 2010, the declaration of a regular quarterly cash dividend and the planned retirement of Kenneth D. Gibbons, President and CEO scheduled for May 16, 2012.

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 21, 2010, the Board of Directors of the Company announced that it has undertaken a succession planning process in anticipation of the scheduled retirement in May 2012 of President and Chief Executive Officer Kenneth D. Gibbons. Mr. Gibbons, age 63 has served as President and CEO since 1991.

The succession plan calls for the selection of a successor during the fourth quarter of 2010, and assumption by the successor of the duties of President in March 2011. In order to help ensure a smooth and orderly transition, the plan provides that Mr. Gibbons will remain as CEO until the annual meeting in 2012, when his successor will also assume the role of CEO. It is expected that Mr. Gibbons will become Chairman of the Board upon the retirement of current Board Chairman Richard Sargent at the 2011 annual meeting of shareholders and that the new president would stand for election to the Company’s Board at that meeting.

The search will be conducted by the Board of Directors and will include consideration of both internal and external candidates.

Additional information concerning the Company’s succession plan is contained in the Company’s press release dated July 21, 2010, filed as Exhibit 99.1 to this report, and incorporated herein by reference.

Item 8.01. Other Events

On July 21, 2010 the Board of Directors of Union Bankshares, Inc. declared a quarterly cash dividend of $0.25 per share. The dividend is payable on August 12, 2010 to shareholders of record on July 31, 2010. The quarterly cash dividend for the previous quarter was also $0.25 per share.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following Exhibit, referred to in Item 2.02 of the Report is furnished, not filed; herewith:

Exhibit 99.1 Union Bankshares, Inc. Press Release dated July 21, 2010, announcing a regular quarterly dividend, second quarter ended June 30, 2010 net income and net income per share and the planned retirement of Kenneth D. Gibbons, President and CEO scheduled for May 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

July 22, 2010	/s/ Kenneth D. Gibbons
Kenneth D. Gibbons, President & CEO

July 22, 2010	/s/ Marsha A. Mongeon
Marsha A. Mongeon, Treasurer & CFO

EXHIBIT INDEX

Exhibit 99.1 Union Bankshares, Inc. Press Release dated July 21, 2010, announcing a regular quarterly dividend, second quarter ended June 30, 2010 net income and net income per share and the planned retirement of Kenneth D. Gibbons, President and CEO scheduled for May 16, 2012.